Exhibit 99.2

ContextLogic Announces Agreement to Sell Substantially All Operating Assets and Liabilities Associated with Wish to Qoo10 for $173 Million in Cash

Purchase Price Represents Approximately $6.50 Per Share, a 44% Premium

ContextLogic to Remain as Publicly Listed Entity, Preserving ~$2.7 Billion of Net Operating Losses (NOLs)

Board Exploring Opportunity for Financial Sponsor to Help ContextLogic Inc. Monetize Value of NOLs

Board Concludes Comprehensive Review of Strategic Alternatives; Unanimously Approves Transaction

Board Also Adopts Tax Benefits Preservation Plan to Protect Ability to Use NOLs

SAN FRANCISCO – February 12, 2024 – ContextLogic Inc. (d/b/a Wish) (NASDAQ: WISH) (“ContextLogic” or the “Company”) today announced that its Board of Directors (the “Board”) has unanimously approved an agreement to sell substantially all of its operating assets and liabilities, principally comprising its Wish ecommerce platform, to Qoo10, an ecommerce platform operating localized online marketplaces in Asia, for approximately $173 million in cash, subject to certain purchase price adjustments. The purchase price represents approximately $6.50 per share and an approximately 44% premium to ContextLogic’s closing stock price on February 9, 2024, the last trading day prior to announcing the transaction.

Following closing of the transaction, ContextLogic will have limited operating expenses and a balance sheet that will be debt-free, with net cash proceeds from the asset sale, approximately $2.7 billion of Net Operating Loss (“NOL”) carryforwards and certain retained assets. The Board intends to use the proceeds from the transaction to help monetize its NOLs. The Board also intends to explore the opportunity for a financial sponsor to help ContextLogic realize the value of its tax assets. If the ContextLogic Board does not identify opportunities that will allow it to effectively monetize the value of its NOLs to the benefit of shareholders, it intends to promptly return all capital to shareholders.

Tanzeen Syed, Chairman of the Board, said, “The Board conducted a thorough review of strategic alternatives with the assistance of outside financial and legal advisors. We evaluated a variety of potential outcomes and determined that the proposed sale of our operating assets and liabilities, while preserving significant NOLs, represents the best path forward to maximize value for shareholders. We also believe there is a significant upside potential to obtaining a long-term aligned capital partner that would support future value creation.”

Syed continued, “The Board believes the transaction will effectively reduce the cash burn in ContextLogic to near zero, monetize its operating assets at the highest value possible and preserve significant value for shareholders. At the same time, we believe this is a compelling opportunity for shareholders to directly benefit from the approximately $2.7 billion value of our NOLs as profitable operations are targeted by the continuing business.”

Joe Yan, ContextLogic CEO, said, “Integrating the Wish platform into Qoo10 will create a true global cross-border ecommerce platform to support the massive market demand. Upon close, we expect the new Wish platform will have an improved customer experience through increased product assortment and merchant selection. And for our merchants, we will be able to offer fully integrated logistical capabilities to deliver unmatched cost-efficient services with high quality control and transparency. I would like to thank all of our employees for their exceptional work on behalf of Wish.”

Following the close of the transaction, the Wish brand and platform will become a part of the Qoo10 family of businesses. Wish merchants are expected to benefit from an integrated platform that will unlock new cross border ecommerce opportunities, while Wish users are expected to benefit from an ever greater selection of goods at competitive prices.

Qoo10 CEO and Founder Young Bae Ku remarked, “Wish has innovative technology that provides highly-entertaining, personalized shopping experiences for its users while serving as one of the largest global e-commerce platforms. By combining our operating expertise and Wish’s technology and data science capabilities, we expect to drive greater success for merchants while providing an even greater marketplace for consumers globally. With the acquisition of Wish, Qoo10 and Wish will offer a comprehensive platform for merchants, sellers, buyers, and customers globally to realize the potential of a truly global marketplace. With the strong commitment from Wish’s employees and staff combined with the Qoo10 family group of companies, we are well positioned to realize our long-stated goal of being a leading cross-border, e-commerce marketplace.”

The Company expects to complete the transaction in the second quarter of 2024, subject to the approval of ContextLogic’s shareholders and other customary closing conditions. The transaction is not subject to any financing contingency. As part of the agreement, ContextLogic will begin trading under a new ticker symbol within 30 days of the closing of the transaction.

Tax Benefits Preservation Plan

In order to protect the Company’s ability to use its substantial NOLs in the future, the Board has also unanimously adopted a tax benefits preservation plan (the “Plan”). Pursuant to the Plan, the Company will issue, by means of a dividend, one preferred share purchase right for each outstanding share of the Company’s Class A common stock to stockholders of record at the close of business on February 22, 2024. Stockholders are not required to take any action to receive the rights. Initially, these rights will not be exercisable and will trade with, and be represented by, the shares of Class A common stock.

The Company intends to submit the Plan to a vote of its stockholders at its 2024 annual meeting of stockholders, which is expected to take place in the second quarter of 2024.

Under the Plan, the rights generally become exercisable only if a person or group (an “acquiring person”) acquires beneficial ownership of 4.9% or more of the outstanding shares of Class A common stock in a transaction not approved by the Board. In that situation, each holder of a right (other than the acquiring person, whose rights will become void and will not be exercisable) will be entitled to purchase, at the then-current exercise price, additional shares of Class A common stock at a 50% discount. The Board, at its option, may exchange each right (other than rights owned by the acquiring person that have become void) in whole or in part, at an exchange ratio of one share of Class A common stock per outstanding right, subject to adjustment. Except as provided in the Plan, the Board is entitled to redeem the rights at $0.001 per right. If a person or group beneficially owns 4.9% or more of the outstanding shares of Class A common stock prior to today’s announcement of the Plan, then that person’s or group’s existing ownership percentage will be grandfathered. However, grandfathered shareholders will generally not be permitted to acquire any additional shares.

Additional information regarding the Plan will be contained in a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

Advisors

J.P. Morgan Securities LLC is acting as financial advisor to the Company and Sidley Austin LLP is acting as legal counsel.

Jefferies LLC is acting as financial advisor to Qoo10 and Shearman & Sterling LLP is acting as legal counsel.

Conference Call

ContextLogic will host a conference call and webcast today at 9:00 AM ET / 6:00 AM PT to discuss the transaction. The conference call can be accessed here: https://event.on24.com/wcc/r/4498741/16DBD89DC0FB634C6CD079FCC6B9FFC4.

The call will include a Q&A session during which both the Company’s analysts and shareholders may participate in the Q&A portion. Shareholders can submit questions by visiting the webcast link above.

About Wish

Founded in 2010 and headquartered in San Francisco, Wish is one of the largest global ecommerce platforms, connecting millions of value-conscious consumers in over 60 countries to thousands of merchants around the world. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on Twitter and  YouTube.

Additional Information and Where to Find It

In connection with the proposed acquisition of substantially all of the assets of ContextLogic Inc., a Delaware corporation (the “Company”), by Qoo10 Inc., a Delaware corporation (the “Buyer”), other than the Company’s federal income tax net operating loss carryforwards and certain other tax attributes, pursuant to the terms of an Asset Purchase Agreement (the “Agreement”), dated February 10, 2024, by and among the Company, the Buyer and Qoo10 PTE. Ltd., a Singapore private limited company and parent of the Buyer (the “Parent”), the Company intends to file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s stockholders a proxy statement, in both preliminary and definitive form, and other relevant documents pertaining to the transactions contemplated by the Agreement (the “Transactions”). Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety when they become available because they will contain important information about the Transactions. Stockholders of the Company may obtain the proxy statement and other relevant documents filed with the SEC (once they are available) free of charge at the SEC’s website at www.sec.gov or by directing a request to ContextLogic Inc., One Sansome Street, 33rd Floor, San Francisco, California 94104, Attention: Ralph Fong.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company are “participants” in the solicitation of proxies from stockholders of the Company in favor of the Transactions. Information regarding the persons who, under the rules of the SEC, are participants in the solicitation of the stockholders of the Company in connection with the Transactions, including a description of their direct or indirect interests in the Transaction, by security holdings or otherwise, will be set forth in the proxy statement and the other relevant documents to be filed by the Company with the SEC. Information regarding the Company’s directors and executive officers, their ownership of Company stock, and the Company’s transactions with related parties is contained in the sections entitled “Directors, Executive Officers, and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/000114036123010911/ny20006182x2_def14a.htm), in the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/000095017023012442/wish-20230410.htm), and in the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/000095017023067343/wish-20231129.htm). To the extent holdings of Company securities by the directors and executive officers of the Company have changed from the amounts of securities of the Company held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3 or Forms 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated in the previous section. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

Except for historical information, all other information in this communication consists of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and related oral statements the Company, the Parent or the Buyer may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the Transactions may not be satisfied, (2) the timing of completion of the Transactions is uncertain, (3) the business of the Company may suffer as a result of uncertainty surrounding the Transactions, (4) events, changes or other circumstances could occur that could give rise to the termination of the Agreement, (5) there are risks related to disruption of the management’s attention from the ongoing business operations of the Company due to the Transactions, (6) the announcement or pendency of the Transactions could affect the relationships of the Company with its clients, operating results and business generally, including on the ability of the Company to retain employees, (7) the outcome of any legal proceedings initiated against the Company, the Parent or the Buyer following the announcement of the Transactions could adversely affect the Company, the Parent or the Buyer, including the ability of each to consummate the Transactions, and (8) the Company may be adversely affected by other economic, business, and/or competitive factors, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. Neither the Company nor the Parent or the Buyer undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company, the Parent or the Buyer and/or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Contacts

Investor Relations:

Ralph Fong, Wish

ir@wish.com

Media:

Carys Comerford-Green, Wish

press@wish.com

Nick Lamplough / Dan Moore / Jack Kelleher, Collected Strategies

WISH-CS@collectedstrategies.com

4